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                                                                   EXHIBIT 10.26

                                    AMENDMENT
           TO INTERNET APPLICATIONS DIVISION (IAD) RESELLER AGREEMENT
                            AND OUTSOURCING ADDENDUM

This Amendment ("Amendment") entered into as of June 12, 2002, supplements and amends the terms of the Internet Applications Division (IAD) Reseller Agreement ("the Reseller Agreement") and the Outsourcing Addendum (for IAD Subscription Services) to the IAD Reseller Agreement ("the Outsourcing Addendum") dated March 22, 1999, between Sybase, Inc. ("Sybase") and Rainmaker Systems, Inc. ("Rainmaker"). As used herein, the term "Agreement" shall collectively refer to the Reseller Agreement, the Outsourcing Addendum and all Addenda, Amendment(s), Schedule(s) and Attachment(s) thereto. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. In the event of a conflict between this Amendment and the Agreement, the terms and conditions of this Amendment shall prevail.

Rainmaker and Sybase agree as follows:

     1. A new Section 18 is added to the Reseller Agreement to read as follows:

          "18. Lead Response Timeframes. Except as otherwise noted within this section, Rainmaker shall respond to Program or Subscription Service leads that Sybase provides to Rainmaker a) via email, electronic, and verbal within [ ] business days; b) via business reply cards, business reply envelopes, faxes, and trade show cards within [ ] business days; or c) via product evaluation, downloads, Tech Wave, or other large trade shows within [ ]."

     2. Section 5(a) of the Outsourcing Addendum is amended to change the Quarterly Revenue Targets therein as follows:

          April 2002 - June 2002             $        [ ]
          July 2002 - September 2002         $        [ ]
          October 2002 - December 2002       $        [ ]
          January 2003 - March 2003          $        [ ]

     3.   Section 2 of Amendment No. 1 is amended to add the following Program:
          EAServer

Except as amended above, the Agreement shall remain in unchanged and full force and effect.

SYBASE, INC. ("Sybase")                   RAINMAKER SYSTEMS, INC. ("Rainmaker")

By:      /s/ Glen Germanowski             By:      /s/ M. Hernandez

Name:    Glen Germanowski                 Name:    Martin Hernandez

Title:   VP/Associate General Counsel     Title:   COO

Date:    6/18/02                          Date:    June 12, 2002



Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.